Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS

SECOND QUARTER 2024 EARNINGS RELEASE AND CONFERENCE CALL

●	Earnings Release Date – Wednesday, July 24, 2024, after 3:30 p.m. Central Time
●	Conference Call Date – Thursday, July 25, 2024, at 10:00 a.m. Central Time

Springfield, MO, July 1, 2024 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its second quarter 2024 results as Wednesday, July 24, 2024, with a conference call to follow on Thursday, July 25, 2024.

The Company’s second quarter 2024 results will be released after 3:30 p.m. Central Time on Wednesday, July 24, 2024, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the second quarter of 2024, on Thursday, July 25, 2024, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 298734.  A replay of the conference call will be available on the Company’s website through July 24, 2025.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of March 31, 2024, the Company operated 6,217 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.